EXHIBIT 32.1

Mercury Computer Systems, Inc.

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Mercury Computer Systems, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), we, Mark Aslett, President and Chief Executive Officer of the Company, and Robert E. Hult, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that to our knowledge the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 12, 2008

/s/ MARK ASLETT
Mark Aslett PRESIDENT AND CHIEF EXECUTIVE OFFICER

/s/ ROBERT E. HULT
Robert E. Hult SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.